SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        April 8, 2002
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

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Item 5.           Other Events.

Unocal tests Ranggas oil discovery on deepwater Rapak PSC offshore Indonesia
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Unocal   Corporation   announced  that  its  Unocal  Rapak,   Ltd.,   subsidiary
successfully tested an appraisal well in the deepwater Ranggas oil field offshore Indonesia. The Ranggas-4 appraisal well flowed at a daily rate of 8,158 barrels of oil and 6.4 million cubic feet of gas from a single interval between 10,174 feet and 10,224 feet true vertical depth subsea (TVD). The drillstem test had flowing tubing pressure of 1,223 pounds per square inch on a 56/64-inch choke.

The Ranggas-4 well encountered 181 feet of net oil pay and 57 feet of net gas pay. The well was drilled in 5,208 feet of water to 11,252 feet TVD. The well is located 2.4 miles north of the Ranggas-1 discovery well and 1.2 miles south of the Ranggas-3 appraisal well. The test results are another step towards the future possible commercialization of the Company's third deepwater oil field in Indonesia. The company plans to spud the Ranggas-5 appraisal well, also on the main Ranggas structure, before the end of April 2002.

Two wells were drilled recently to test structures on both the north and the west parts of the large central Ranggas prospect. The Ranggas Utara-1 well encountered 33 feet of net oil pay and 44 feet of net gas pay. The well was drilled in 5,258 feet of water to 12,650 feet TVD. The well is located 2.5 miles north of the Ranggas-3 well. This accumulation was deemed sub-commercial as an independent development at this time, but it demonstrates the potential for additional hydrocarbons to the north of the Ranggas field.

The Ranggas West-1 well encountered 85 feet of net gas pay in two intervals. The well was drilled to 9,955 feet TVD in 4,483 feet of water. The well is located
2.9 miles west of Ranggas-3. This accumulation could most likely be tied back to the future Ranggas development facilities via a single subsea well. Oil potential remains in the southern extension of this trend. Several additional prospects on trend or adjacent to the main Ranggas structure remain to be drilled. This includes the Api prospect where the Api-1 well is currently being drilled.

Unocal Rapak is operator of the Rapak production-sharing contract area and holds an 80 percent working interest. Under the terms of the PSCs, Unocal Indonesia Company and its affiliates, including Unocal Rapak, Ltd., as contractors to Pertamina, the Indonesia national oil company, are entitled to varying shares of the oil and gas produced from commercial discoveries.

Provision for Environmental Remediation
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The Company  anticipates  that its first quarter 2002 reported net earnings will include a provision of approximately $30 million ($20 million after tax) for additional reserves for environmental remediation. Substantially all of the provision, which results from the Company's regular quarterly review of remediation obligations, relates to formerly operated sites, sites previously sold with retained responsibilities and other inactive sites.


Forward-looking statements and estimates regarding future drilling plans, possible development activities, and projected provisions for environmental reserves in this filing are based on assumptions about engineering, geophysical, geological studies, operational, market, competitive, regulatory, environmental, political and other considerations. Actual results could differ materially as a result of factors discussed in Unocal 's 2001 Annual Report on Form 10-K and subsequent reports.

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                 UNOCAL CORPORATION
                                                   (Registrant)




Date:  April 8, 2002                        By:  /s/ JOE D. CECIL
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                                                  Joe D. Cecil
                                                  Vice President and Comptroller

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